SENIOR HOUSING PROPERTIES TRUST

                               Second Quarter 2005

                    Supplemental Operating and Financial Data










              All amounts in this report are unaudited, except for
               the December 31, 2004 Consolidated Balance Sheet.

                                TABLE OF CONTENTS


                                                                        Page


CORPORATE INFORMATION

      Company Profile                                                    5
      Investor Information                                               6
      Research Coverage                                                  7

FINANCIAL INFORMATION

      Key Financial Data                                                 9
      Consolidated Balance Sheet                                         10
      Consolidated Statement of Income                                   11
      Consolidated Statement of Cash Flows                               12
      Calculation of EBITDA                                              13
      Calculation of Funds from Operations (FFO)                         14
      Debt Summary                                                       15
      Debt Maturity Schedule                                             16
      Leverage Ratios, Coverage Ratios and Public Debt Covenants         17
      Investments Information                                            18
      Financing Activities                                               19



PORTFOLIO INFORMATION

      Portfolio Summary by Facility Type and Tenant                      21
      Occupancy by Facility Type and Tenant                              22
      % Private Pay by Facility Type and Tenant                          23
      Rent Coverage by Tenant                                            24
      Portfolio Lease Expiration Schedule                                25

                    WARNING REGARDING FORWARD LOOKING STATEMENTS


CERTAIN STATEMENTS CONTAINED IN THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2005 ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. SUCH FACTORS INCLUDE, WITHOUT LIMITATION, CHANGES IN MEDICARE OR MEDICAID RATES WHICH MAY AFFECT SOME OF OUR TENANTS' ABILITIES TO PAY RENTS DUE TO US. IN ADDITION, WE ARE CURRENTLY INVOLVED IN LITIGATION WITH HEALTHSOUTH. WE HAVE SENT HEALTHSOUTH A LEASE TERMINATION NOTICE AND HEALTHSOUTH HAS DISPUTED THE LEASE TERMINATION AND CONTINUED TO PAY US MONTHLY AMOUNTS EQUAL TO THE DISPUTED AMOUNTS DUE UNDER THE TERMINATED LEASE. WE CANNOT PREDICT HOW OR WHEN OUR DISPUTES WITH HEALTHSOUTH WILL BE RESOLVED. DISCOVERY DURING LAWSUITS OR DECISIONS BY COURTS MAY CREATE RESULTS THAT ARE DIFFERENT FROM ANY IMPLICATIONS HEREIN. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS TO REFLECT THE FUTURE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

                              CORPORATE INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005


                                 COMPANY PROFILE
--------------------------------------------------------------------------------

The Company:
------------
Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. All of our properties are triple net leased, meaning that each tenant pays us rent, but remains responsible to pay all operating costs, taxes, insurance and maintenance costs that arise from the use of our property. Our 184 properties are leased to eleven tenants under 12 leases. We are included in a number of stock indices, including the Russell 2000(R), the MSCI US REIT Index, NAREIT Real Time Index and the S&P REIT Composite Index.

Management:
-----------
Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage publicly owned investments in real estate. As of June 30, 2005, RMR managed one of the largest portfolios of publicly owned real estate in the United States, including approximately 900 properties, with approximately 83.5 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has approximately 400 employees in its headquarters and regional offices located throughout the Country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust, a publicly traded REIT that owns hotels, HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and four mutual funds which invest in unaffiliated real estate companies. The public companies managed by RMR had combined total market capitalization of over $11.5 billion as of June 30, 2005. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:
---------
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.


Stock Exchange Listing:        Corporate Headquarters:
-----------------------        -----------------------
New York Stock Exchange        400 Centre Street
                               Newton, MA 02458
Trading Symbol:                (t) (617) 796-8350
---------------                (f) (617) 796-8349

Common Shares -- SNH

Senior Unsecured Debt Ratings:
------------------------------

Moody's -- Ba2
Standard & Poor's -- BB+


Portfolio Data as of 6/30/05:
-----------------------------

Total properties                                            184
Total units / beds                                       22,721
Percent of rent from private pay properties               84.0%  (1)


Portfolio Concentration by facility type (as of 6/30/05):
---------------------------------------------------------

                            Number of   Number of    Carrying Value of             Annualized
                            Properties  Units/Beds   Investment (2)   Percent      Current Rent   Percent
                           ---------------------------------------------------------------------------------
 Independent Living (IL) (3)      36      10,412     $   903,575         55.5%     $ 90,612           56.3%
 Assisted Living (AL)             85       5,636         462,783         28.4%        44,625          27.7%
 Nursing Homes                    61       6,309         218,320         13.4%        17,042          10.6%
 Hospitals                         2         364          43,553          2.7%         8,700           5.4%
                           ---------------------------------------------------------------------------------
     Total                       184      22,721     $ 1,628,231        100.0%     $ 160,979         100.0%
                           =================================================================================


Operating Statistics by tenant (Q2 2005):
---------------------------------------------

                            Number of   Number of    Annualized        Rent                       Percent
 Tenant                     Properties  Units/Beds   Current Rent    Coverage (4)  Occupancy (4)  Private Pay (4)
-----------------------------------------------------------------------------------------------------------------
Five Star / Sunrise (5)           31       7,307       $  64,333      1.17x          92%            84%
Five Star                        101       7,906          33,974      1.68x          87%            42%
Sunrise / Marriott (6)            14       4,091          31,197      1.25x          89%            81%
NewSeasons / IBC (7)              10       1,019           9,287      1.10x          81%           100%
HealthSouth (8)                    2         364           8,700        NA            NA             NA
Alterra Healthcare Corporation    18         894           7,136      1.80x          84%            98%
Genesis HealthCare Corporation     1         156           1,522      2.03x          96%            23%
5 Private Companies (combined)     7         984           4,830      1.89x          87%            24%
                           --------------------------------------
                                 184      22,721       $ 160,979
                           ======================================

(1)  Represents the percentage of SNH's rental income that is derived from properties  where the underlying  operating  revenues are greater than 80% private pay.
(2)  Amounts are before depreciation, but after impairment write downs.
(3)  Properties where the majority of units are independent living apartments are classified as independent living communities.
(4)  All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods,  or the most recent  prior period for which  tenant  operating  results are  available  to us from our  tenants.  Rent  coverage is calculated as operating cash flow from our tenants' facility  operations,  before subordinated  charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5)  These 31 properties  are leased to Five Star Quality Care,  Inc., or Five Star,  and 30 are managed by Sunrise  Senior  Living,
     Inc., or Sunrise. Sunrise does not guaranty Five Star's lease obligations.
(6)  Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons
     Assisted Living Communities, Inc., or NewSeasons.
(8)  During 2003,  HealthSouth issued a press release stating that its historical  financial  information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Report 10-K for periods ending  December 31, 2003. The financial and operating data included in  HealthSouth's restated Report 10-K show a substantial  negative net worth and a history of substantial  operating  losses.  Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005


                              INVESTOR INFORMATION
--------------------------------------------------------------------------------


                                Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                         Gerard M. Martin
Managing Trustee                         Managing Trustee


Frank J. Bailey                          Frederick N. Zeytoonjian
Independent Trustee                      Independent Trustee


John L. Harrington
Independent Trustee




                                Senior Management
--------------------------------------------------------------------------------

David J. Hegarty                         John R. Hoadley
President, Chief Operating Officer       Treasurer and Chief Financial Officer
and Secretary





                     Contact Information
--------------------------------------------------------------------------------

Investor Relations                       Inquiries
Senior Housing Properties Trust          Financial inquiries should be directed
400 Centre Street                        to John R. Hoadley, Treasurer and Chief
Newton, MA  02458                        Financial Officer, at (617) 796-8350
(t) (617) 796-8350                       or jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com                 Investor and media inquiries should be
(website) www.snhreit.com                directed to Timothy A. Bonang, Manager
                                         of Investor Relations, at
                                         (617) 796-8149 or tbonang@reitmr.com.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                                RESEARCH COVERAGE
--------------------------------------------------------------------------------

                            Equity Research Coverage
--------------------------------------------------------------------------------

A.G. Edwards & Sons                             RBC Capital Markets
John Sheehan                                    Jay Leupp
(314) 955-5834                                  (415) 633-8588

Legg Mason                                      Stifel, Nicolaus
Jerry Doctrow                                   Phillip Martin
(410) 454-5142                                  (312) 832-2756

Merrill Lynch                                   UBS
David Tsoupros                                  Christopher Pike
(212) 449-9697                                  (212) 713-2087

Raymond James                                   Wachovia Securities
Paul Puryear                                    Stephen Swett
(727) 573-3800                                  (212) 909-0954


                             Debt Research Coverage
--------------------------------------------------------------------------------

UBS                                             Wachovia Securities
Ray Garson                                      Dan Sullivan
(203) 719-6415                                  (704) 383-6441


                                 Rating Agencies
--------------------------------------------------------------------------------

Moody's Investor Service                        Standard and Poor's
Karen Nickerson                                 George Skoufis
(212) 553-4924                                  (212) 438-2608



SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

                              FINANCIAL INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data


                               KEY FINANCIAL DATA
--------------------------------------------------------------------------------
         (share amounts and dollars in thousands, except per share data)

                                                                                  As of and For the Three Months Ended
                                                                   -----------------------------------------------------------------
                                                                     6/30/2005    3/31/2005    12/31/2004    9/30/2004    6/30/2004
                                                                   ------------ ------------ ------------- ------------ ------------

Shares Outstanding:
Common shares outstanding (at end of period)                            68,538       68,496        68,496       63,496       63,472
Weighted average common shares outstanding - basic and diluted (1)      68,537       68,496        64,311       63,477       63,471

Common Share Data:
Price at end of period                                             $     18.91  $     16.68   $     18.94  $     17.82  $     16.79
High during period                                                 $     19.45  $     19.10   $     20.34  $     18.24  $     20.05
Low during period                                                  $     16.40  $     16.20   $     17.85  $     16.10  $     13.50
Annualized dividends paid per share                                $      1.28  $      1.28   $      1.28  $      1.28  $      1.24
Annualized dividend yield (at end of period)                              6.8%         7.7%          6.8%         7.2%         7.4%

Market Capitalization:
Total debt (book value)                                            $   577,175  $   535,748   $   535,178  $   478,274  $   481,433
Plus:  market value of common shares (at end of period)              1,296,054    1,142,513     1,297,314    1,131,499    1,065,695
                                                                   ------------ ------------ ------------- ------------ ------------
Total market capitalization                                        $ 1,873,229  $ 1,678,261   $ 1,832,492  $ 1,609,773  $ 1,547,128
Total debt / total market capitalization                                 30.8%        31.9%         29.2%        29.7%        31.1%

Book Capitalization:
Total debt                                                         $   577,175  $   535,748   $   535,178  $   478,274  $   481,433
Plus:  total shareholders' equity                                      875,634      881,692       890,667      798,536      803,791
                                                                   ------------ ------------ ------------- ------------ ------------
Total book capitalization                                          $ 1,452,809  $ 1,417,440   $ 1,425,845  $ 1,276,810  $ 1,285,224
Total debt / total book capitalization                                   39.7%        37.8%         37.5%        37.5%        37.5%

Selected Balance Sheet Data:
Total assets                                                       $ 1,473,413  $ 1,436,848   $ 1,447,730  $ 1,300,173  $ 1,308,287
Total liabilities                                                  $   597,779  $   555,156   $   557,063  $   501,637  $   504,496
Gross book value of real estate assets (2)                         $ 1,652,231  $ 1,604,693   $ 1,600,952  $ 1,447,874  $ 1,445,713
Total debt / gross book value of real estate assets (2)                   34.9%        33.4%         33.4%        33.0%        33.3%

Selected Income Statement Data:
Total revenues                                                     $    39,605  $    39,227   $    40,730  $    35,744  $    35,506
EBITDA (3)                                                         $    37,293  $    36,649   $    35,316  $    33,722  $    33,558
Net income                                                         $    15,033  $    13,865   $    16,513  $    12,919  $    14,041
Funds from operations (FFO) (4)                                    $    25,850  $    25,426   $    24,390  $    23,437  $    23,303
Common distributions paid                                          $    21,932  $    21,919   $    21,919  $    20,319  $    19,676

Per Share Data:
Net income                                                         $      0.22  $      0.20   $      0.26  $      0.20  $      0.22
FFO                                                                $      0.38  $      0.37   $      0.38  $      0.37  $      0.37
Common distributions paid                                          $      0.32  $      0.32   $      0.32  $      0.32  $      0.31
FFO payout ratio                                                         84.2%        86.2%         89.9%        86.7%        84.4%

Coverage Ratios:
EBITDA (3) / interest expense                                             3.3x         3.3x          3.2x         3.3x         3.3x

(1)  SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.
(2)  Gross book value of real estate assets is real estate  properties,  at cost, after impairment write downs,  including  purchase price allocations relating to FAS 141, plus mortgage investments.
(3)  See page 13 for calculation of EBITDA.
(4)  See page 14 for calculation of FFO.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                           CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
                        (in thousands, except share data)

                                                                          As of            As of
                                                                         June 30,       December 31,
                                                                           2005             2004
                                                                      --------------- -----------------
                                                                                          (audited)
 ASSETS
      Real estate properties, at cost:
          Land                                                         $     180,283   $       178,353
          Buildings and improvements                                       1,447,948         1,422,599
                                                                      --------------- -----------------
                                                                           1,628,231         1,600,952
          Less accumulated depreciation                                      220,195           199,232
                                                                      --------------- -----------------
                                                                           1,408,036         1,401,720
      Mortgage investments                                                    24,000                 -
      Cash and cash equivalents                                                7,207             3,409
      Restricted cash                                                          2,087             6,176
      Deferred financing fees, net                                             8,396             9,367
      Other assets                                                            23,687            27,058
                                                                      --------------- -----------------
      Total assets                                                     $   1,473,413   $     1,447,730
                                                                      =============== =================

 LIABILITIES AND SHAREHOLDERS' EQUITY
      Unsecured revolving bank credit facility                         $      84,000   $        37,000
      Senior unsecured notes due 2012 and 2015, net of discount              393,857           393,775
      Junior subordinated debentures due 2041                                 28,241            28,241
      Secured debt and capital leases                                         71,077            76,162
      Accrued interest                                                        12,702            12,519
      Other liabilities                                                        7,902             9,366
                                                                      --------------- -----------------
      Total liabilities                                                      597,779           557,063
                                                                      --------------- -----------------

      Commitments and contingencies

      Shareholders' equity:
          Common shares of beneficial interest, $0.01 par value:
          80,000,000 shares authorized; 68,537,927 shares issued
              and outstanding                                                    685               685
          Additional paid-in capital                                       1,035,055         1,034,686
          Cumulative net income                                              237,380           208,491
          Cumulative distributions                                          (403,417)         (359,567)
          Unrealized gain on investments                                       5,931             6,372
                                                                      --------------- -----------------
              Total shareholders' equity                                     875,634           890,667
                                                                      --------------- -----------------
      Total liabilities and shareholders' equity                       $   1,473,413   $     1,447,730
                                                                      =============== =================

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                        CONSOLIDATED STATEMENT OF INCOME
--------------------------------------------------------------------------------
                      (in thousands, except per share data)

                                                                         For the Three Months Ended     For the Six Months Ended
                                                                        ----------------------------- -----------------------------
                                                                          6/30/2005      6/30/2004      6/30/2005      6/30/2004
                                                                        -------------- -------------- -------------- --------------
 Revenues:
      Rental income (1)                                                  $     39,094   $     35,189   $     77,982   $     70,018
      Interest and other income (2)                                               511            317            850          2,031
                                                                        -------------- -------------- -------------- --------------
         Total revenues                                                        39,605         35,506         78,832         72,049
                                                                        -------------- -------------- -------------- --------------

 Expenses:
      Interest                                                                 11,443         10,255         22,675         20,625
      Depreciation                                                             10,759          9,687         21,505         19,272
      General and administrative (1)                                            3,087          2,742          6,480          6,061
                                                                        -------------- -------------- -------------- --------------
         Total expenses                                                        25,289         22,684         50,660         45,958
                                                                        -------------- -------------- -------------- --------------

 Income from continuing operations                                             14,316         12,822         28,172         26,091
 Gain on sale of property                                                         717          1,219            717          1,219
                                                                        -------------- -------------- -------------- --------------
 Net income                                                              $     15,033   $     14,041   $     28,889   $     27,310
                                                                        ============== ============== ============== ==============

 Weighted average common shares outstanding                                    68,537         63,471         68,516         62,913
                                                                        ============== ============== ============== ==============

 Basic and diluted earnings per share:
      Income from continuing operations                                  $       0.21   $       0.20   $       0.41   $       0.41
                                                                        ============== ============== ============== ==============
      Net income                                                         $       0.22   $       0.22   $       0.42   $       0.43
                                                                        ============== ============== ============== ==============


 Additional Data:
      Corporate general and administrative expense                       $      3,087   $      2,742   $      6,480   $      6,061
      Less:  litigation / due diligence costs included in G&A (3)        $        500   $          -   $        900   $        875
                                                                        -------------- -------------- -------------- --------------
      Adjusted general and administrative expenses                       $      2,587   $      2,742   $      5,580   $      5,186

      Adjusted general and administrative expenses/ total revenues (4)           6.4%           7.6%           7.1%           7.2%
      Adjusted general and administrative expenses/ total assets                0.18%          0.21%          0.38%          0.40%
      (at end of period)
      Straight-line rent included in rental income (5)                   $        107   $         89   $        214   $        179

(1)  Rental income for the quarter and six months ended June 30, 2005, include $2.2 and $4.4 million,  respectively,  of income from two hospitals operated by HealthSouth Corporation, or HealthSouth.  Effective January 2, 2002, we entered an amended lease with
     HealthSouth  for two hospitals.  In April 2003, we commenced a lawsuit against  HealthSouth  seeking,  among other matters,  to reform the amended lease based upon  HealthSouth's  fraud by  increasing  the rent payable to us from the date of the amendment forward.  This  litigation is pending at this time. On October 26, 2004,  we terminated  the amended lease for default  because
     HealthSouth failed to deliver to us accurate and timely financial  information as required by the amended lease. On November 2,
     2004,  HealthSouth  brought a new lawsuit  against us seeking to prevent our  termination of the amended lease.  On November 9,
     2004, after a hearing, the court denied HealthSouth's request for a preliminary injunction to prevent the lease termination. We are current Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management  fee during the period of the  transition  to a new tenant and remit the net cash flow to us. During the pendency of these  disputes,  HealthSouth  has  continued to pay us at the disputed  rent amount and we have applied the payments  received against the net cash flow due,  but we do not know how long  HealthSouth  may  continue  to make  payments.  On June 27,  2005,
     HealthSouth  filed at the SEC restated  financial data for periods ending December 31, 2003, which show a substantial  negative net worth and a history of substantial  operating losses. We have been unable to obtain reliable current financial  information about the operations of HealthSouth or our hospitals.  Legal expenses  related to this matter were  approximately  $500,000 and
     $900,000,  respectively,  for the quarter and six months ended June 30, 2005 and $0 and $50,000,  respectively, for the quarter and six months ended June 30, 2004, and are included in general and administrative expenses.
(2)  Included in Other Income for the six months ended June 30, 2004 is $1.25 million  received in a settlement  of litigation  with
     Marriott International, Inc.
(3)  Includes costs  associated with our litigations  with  HealthSouth (on going) and Marriott  (settled in January 2004) and costs associated with a failed acquisition written off in the first quarter of 2004.
(4)  Includes deferred percentage rent (see Note 1 on pages 13 and 14).
(5)  We report rental income on a straight  line basis over the terms of the  respective  leases.  Rental income  includes  non-cash straight line rent adjustments.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                      CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
                                 (in thousands)

                                                                                 For the Six Months Ended
                                                                              ------------------------------
                                                                                6/30/2005       6/30/2004
                                                                              --------------  --------------
 Cash flows from operating activities:
      Net income                                                               $     28,889    $     27,310
      Adjustments to reconcile net income to cash provided by
       operating activities:
         Depreciation                                                                21,505          19,272
         Gain on sale of property                                                      (717)         (1,219)
         Amortization of deferred finance fees and debt discounts                     1,061           1,052
         Change in assets and liabilities:
             Restricted cash                                                          4,089           4,927
             Other assets                                                             2,698           2,140
             Accrued interest                                                           183              49
             Other liabilities                                                         (863)            471
                                                                              --------------  --------------
         Cash provided by operating activities                                       56,845          54,002
                                                                              --------------  --------------

 Cash flows from investing activities:
      Acquisitions                                                                  (31,704)        (32,648)
      Mortgage financing provided                                                   (24,000)              -
      Proceeds from sale of real estate                                               4,600           5,900
                                                                              --------------  --------------
         Cash used for investing activities                                         (51,104)        (26,748)
                                                                              --------------  --------------

 Cash flows from financing activities:
      Proceeds from issuance of common shares, net                                        -          86,144
      Proceeds from borrowings on revolving bank credit facility                     66,000          43,000
      Repayments of borrowings on revolving bank credit facility                    (19,000)       (112,000)
      Repayment of debt                                                              (5,085)         (5,318)
      Deferred financing fees                                                            (8)              -
      Distributions to shareholders                                                 (43,850)        (37,796)
                                                                              --------------  --------------
         Cash used for financing activities                                          (1,943)        (25,970)
                                                                              --------------  --------------

 Increase in cash and cash equivalents                                                3,798           1,284
      Cash and cash equivalents at beginning of period                                3,409           3,530
                                                                              --------------  --------------
      Cash and cash equivalents at end of period                               $      7,207    $      4,814
                                                                              ==============  ==============

 Supplemental cash flow information:
      Interest paid                                                            $     21,430    $     19,524

 Non cash investing and financing activities:
      Issuance of common shares                                                $        369    $        307

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                              CALCULATION OF EBITDA
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                     For the Three Months Ended          For the Six Months Ended
                                                  ---------------------------------  ---------------------------------
                                                     6/30/2005        6/30/2004         6/30/2005        6/30/2004
                                                  ---------------- ----------------  ---------------- ----------------

 Income from continuing operations                 $       14,316   $       12,822    $       28,172   $       26,091
 Plus: interest expense                                    11,443           10,255            22,675           20,625
 Plus: depreciation expense                                10,759            9,687            21,505           19,272
 Plus: deferred percentage rent adjustment (1)                775              794             1,590            1,634
                                                  ---------------- ----------------  ---------------- ----------------
 EBITDA                                            $       37,293   $       33,558    $       73,942   $       67,622
                                                  ================ ================  ================ ================

               (1)  We recognize percentage rental income received during the first, second and third quarters in the fourth  quarter.  Although  recognition of revenue is deferred until the fourth  quarter for purposes of calculating  net income, our calculation of EBITDA for the first three quarters  includes  estimated
                    amounts  with  respect  to  those   periods.   The  fourth  quarter  EBITDA
                    calculation   excludes  the  amounts  recognized  during  the  first  three quarters.

                    We  compute  EBITDA as income  from  continuing  operations  plus  interest expense,  depreciation  expense and deferred  percentage  rent. We consider
                    EBITDA to be an appropriate  measure of performance for a REIT,  along with
                    net  income  and  cash  flow  from   operating,   investing  and  financing
                    activities.   EBITDA  does  not  represent   cash  generated  by  operating
                    activities in accordance with generally accepted accounting principals,  or
                    GAAP,  and should not be  considered an  alternative  to net income or cash flow from  operating  activities as a measure of financial  performance  or liquidity.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                   CALCULATION OF FUNDS FROM OPERATIONS (FFO)
--------------------------------------------------------------------------------
                  (amounts in thousands, except per share data)

                                                                For the Three Months Ended         For the Six Months Ended
                                                             --------------------------------  ---------------------------------
                                                               6/30/2005        6/30/2004        6/30/2005         6/30/2004
                                                             ---------------  ---------------  ---------------  ----------------

 Income from continuing operations                            $      14,316    $      12,822    $      28,172    $       26,091
 Plus:   depreciation expense                                        10,759            9,687           21,505            19,272
         deferred percentage rent adjustment (1)                        775              794            1,590             1,634
                                                             ---------------  ---------------  ---------------  ----------------
 FFO                                                          $      25,850    $      23,303    $      51,267    $       46,997
                                                             ===============  ===============  ===============  ================

 Weighted average shares outstanding                                 68,537           63,471           68,516            62,913

 Net income per share                                         $        0.21    $        0.20    $        0.41    $         0.41
 FFO per share                                                $        0.38    $        0.37    $        0.75    $         0.75

 Supplemental data:
 Straight-line rent included in rental income (2)             $         107    $          89    $         214    $          179
 Amortization of deferred financing fees and debt discounts   $         529    $         525    $       1,061    $        1,052

               (1)  We recognize percentage rental income received during the first, second and third quarters in the fourth  quarter.  Although  recognition of revenue is deferred until the fourth  quarter for purposes of calculating  net income, the  calculation  of FFO for the first three  quarters  includes  estimated amounts with respect to those periods.  The fourth quarter FFO  calculation excludes the amounts recognized during the first three quarters.

               (2)  We report  rental  income on a  straight  line  basis over the terms of the respective  leases.  Rental  income  includes  non-cash  straight line rent adjustments.


                    We compute FFO as shown in the  calculation  above.  Our calculation of FFO differs from the National  Association of Real Estate Investment Trusts, or
                    NAREIT,  definition of FFO because we include  deferred  percentage rent in
                    FFO as  discussed  in Note 1 above.  We consider  FFO to be an  appropriate measure of performance for a real estate  investment  trust, or REIT, along with net  income  and cash flow from  operating,  investing  and  financing activities.  We believe that FFO provides  useful  information to investors because by  excluding  the  effects of certain  historical  costs,  such as depreciation  expense  and  gain or loss  on  sale of  properties,  FFO can facilitate a comparison of our current operating  performance with our past operating  performance and of operating  performance  among REITs. FFO does not represent  cash  generated by operating  activities in accordance  with generally  accepted  accounting  principles,  or GAAP,  and  should  not be considered  an  alternative  to net  income  or cash  flow  from  operating activities as a measure of financial  performance or liquidity.  FFO is one important  factor  considered by our board of trustees in  determining  the amount of distributions to shareholders.  Other important  factors include, but are not limited  to,  requirements  to  maintain  our status as a REIT,
                    limitations  in  our  revolving  bank  credit   facility  and  public  debt
                    covenants,  the  availability  of debt  and  equity  capital  to us and our expectation of our future performance.


                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                                  DEBT SUMMARY
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                                Coupon      Interest     Principal    Maturity    Due at    Years to
                                                                 Rate         Rate        Balance       Date     Maturity   Maturity
                                                             ------------ ------------- ------------ ---------- ----------- --------

Secured Debt:

   Secured Floating Rate Debt:
      None

   Secured Fixed Rate Debt:
      Tax exempt bonds - secured by 1 property                    5.875%        5.875%   $   14,700   12/1/27    $  14,700      22.4
      Mortgage - secured by 16 properties (1)                     6.970%        6.330%       37,028   6/2/12        30,069       6.9
      Mortgage - secured by 4 properties (1)                      6.110%        6.420%       12,541   11/30/13      10,218       8.4
      Capital leases - 2 properties                               7.700%        7.700%        6,808   5/31/16            -      10.9
                                                             ------------ ------------- ------------            ----------- --------
          Total / weighted average secured fixed rate debt        6.662%        6.383%   $   71,077              $  54,987      10.8
                                                             ============ ============= ============            =========== ========

          Total / weighted average secured debt                   6.662%        6.383%   $   71,077              $  54,987      10.8
                                                             ============ ============= ============            =========== ========

Unsecured Debt:

   Unsecured Floating Rate Debt:
      Revolving credit facility (LIBOR + 145 b.p.) (2)            4.750%        4.750%   $   84,000   11/30/05   $  84,000       0.4

   Unsecured Fixed Rate Debt:
      Senior notes due 2012                                       8.625%        8.625%   $  245,000   1/15/12    $ 245,000       6.5
      Senior notes due 2015                                       7.875%        7.875%      150,000   4/15/15      150,000       9.8
      Junior subordinated debentures (3)                         10.125%       10.125%       28,241   6/15/41       28,241      36.0
                                                             ------------ ------------- ------------            ----------- --------
          Total / weighted average unsecured fixed rate debt      7.784%        7.784%   $  423,241              $ 423,241       7.3
                                                             ============ ============= ============            =========== ========

          Total / weighted average unsecured debt                 7.281%        7.281%   $  507,241              $ 507,241       6.1
                                                             ============ ============= ============            =========== ========




 Total / weighted average secured debt fixed rate debt            6.662%        6.383%   $   71,077              $  54,987      10.8
 Total / weighted average unsecured floating rate debt            4.750%        4.750%       84,000                 84,000       0.4
 Total / weighted average unsecured fixed rate debt               7.784%        7.784%      423,241                423,241       7.3
                                                             ------------ ------------- ------------            ----------- --------
    Total / weighted average debt                                 7.205%        7.171%   $  578,318              $ 562,228       6.7
                                                             ============ ============= ============            =========== ========

(1)  Includes the effect of mark to market accounting for certain assumed mortgages.
(2)  On July 29, 2005,  our revolving  credit  facility was amended.  The maturity date was extended to November 2009, the available borrowing capacity was increased to $550.0 million and the LIBOR spread for interest was lowered to 100 b.p.
(3)  Our junior subordinated debentures will become prepayable at par in June 2006.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                             DEBT MATURITY SCHEDULE
--------------------------------------------------------------------------------
                             (dollars in thousands)


                                                          Scheduled Principal Payments During Period
                           -----------------------------------------------------------------------------------------------------
                                Secured
                              Fixed Rate              Secured            Unsecured             Unsecured
                               Debt and              Floating             Floating               Fixed
 Year                       Capital Leases           Rate Debt           Rate Debt             Rate Debt             Total
------------------------   -----------------     -----------------    ----------------     -----------------   -----------------
2005                        $           937       $             -      $       84,000 (1)   $             -     $        84,937 (1)
2006                                  1,982                     -                   -                     -               1,982
2007                                  2,123                     -                   -                     -               2,123
2008                                  2,265                     -                   -                     -               2,265
2009                                  2,435                     -                   -                     -               2,435
2010                                  2,007                     -                   -                     -               2,007
2011                                  1,703                     -                   -                     -               1,703
2012                                 31,259                     -                   -               245,000             276,259
2013                                 10,820                     -                   -                     -              10,820
2014                                    310                                                                                 310
2015 and thereafter                  15,236                     -                   -               178,241             193,477
                           -----------------     -----------------    ----------------     -----------------   -----------------
                            $        71,077       $             -      $       84,000       $       423,241     $       578,318
                           =================     =================    ================     =================   =================

(1)  On July 29, 2005, our revolving bank credit facility was amended and the maturity date was extended to November 2009.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

           LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
--------------------------------------------------------------------------------

                                                                                 As Of And For The Three Months Ended
                                                                      ------------------------------------------------------------
                                                                      6/30/2005   3/31/2005    12/31/2004   9/30/2004   6/30/2004
                                                                      ----------  ----------   ----------   ----------  ----------
 Leverage Ratios:

     Total debt / total assets                                            39.2%       37.3%        37.0%        36.8%       36.8%
     Total debt / gross book value of real estate assets (1)              34.9%       33.4%        33.4%        33.0%       33.3%
     Total debt / total market capitalization                             30.8%       31.9%        29.2%        29.7%       31.1%
     Total debt / total book capitalization                               39.7%       37.8%        37.5%        37.5%       37.5%
     Secured debt / total assets                                           4.8%        5.3%         5.3%         2.0%        2.0%
     Variable rate debt / total debt                                      14.6%        7.9%         7.7%         7.1%        7.7%


 Coverage Ratios:

     EBITDA / interest expense                                             3.3x        3.3x         3.2x         3.3x        3.3x


 Public Debt Covenants (2):

     Total debt / adjusted total assets - allowable maximum 60.0%         32.6%       31.0%        30.9%        30.4%       30.6%
     Secured debt / adjusted total assets - allowable maximum 40.0%        4.2%        4.6%         4.7%         1.8%        1.8%
     Consolidated income available for debt service / debt service
      - required minimum 2.00x                                            3.66x       3.67x        3.65x        3.72x       3.45x
     Total unencumbered assets to unsecured debt
      - required minimum 1.50x                                            3.25x       3.48x        3.48x        3.37x       3.33x


     (1)  Gross book value of real estate assets is real estate properties, at cost, less impairment write downs, including purchase price allocations relating to FAS 141, plus mortgage investments.

     (2)  Adjusted total assets and unencumbered  assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization,  accounts receivable and intangible assets.  Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization,  taxes, gains and losses on sales of property and amortization of deferred charges.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                             INVESTMENTS INFORMATION
--------------------------------------------------------------------------------
                             (dollars in thousands)


Acquisitions:

                                                                                                             Purchase
Date                                                        Number of                         Purchase         Price        Cap
Acquired       Tenant            Type of Property           Properties         Units          Price (1)      Per Unit     Rate (2)
--------- -------------------  --------------------- -------------------- -------------- ----------------- ------------ -----------

                                There were no acquisitions during the three months ended March 31, 2005.

         -----------------------------------------------------------------------------------------------------------------------
         Q1 2005 Totals                                              -              -   $             -   $       -           -

6/3/05    Five Star                Assisted Living                   4            299   $        24,000   $       80        9.0%

         -----------------------------------------------------------------------------------------------------------------------
          Q2 2005 Totals                                             4            299   $        24,000   $       80        9.0%
          ----------------------------------------------------------------------------------------------------------------------
          Total                                                      4            299   $        24,000   $       80        9.0%
          ----------------------------------------------------------------------------------------------------------------------
          ----------------------------------------------------------------------------------------------------------------------


(1)  Represents the gross purchase price and excludes closing costs and purchase price allocations relating to FAS 141.
(2)  Represents annual GAAP rent divided by the purchase price.




Mortgages:

Transaction                                                                    Number of                       Investment   Interest
   Date       Borrower              Amount          Type of Property          Properties             Units      Per Unit      Rate
-------- ----------------- ----------------------- ---------------------  ----------------- ------------------ ------------ --------

                                There were no mortgage investments during the three months ended Mach 31, 2005.

         --------------------------------------------------------------------------------------------------------------------------
          Q1 2005 Totals           $              -                    -               -                 -   $        -           -

6/3/05    Five Star                $         24,000 (1)  Assisted Living               6               654   $       37        9.0%

         --------------------------------------------------------------------------------------------------------------------------
          Q2 2005 Totals           $         24,000                                    6               654   $       37        9.0%
         --------------------------------------------------------------------------------------------------------------------------
          Total                    $         24,000                                    6               654   $       37        9.0%
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------


(1)  This mortgage investment is a line of credit for up to $43.5 million; $24.0 million was drawn and outstanding on June 30, 2005.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                              FINANCING ACTIVITIES
--------------------------------------------------------------------------------
                    (share amounts and dollars in thousands)


                                                For the Three Months Ended
                                           -------------------------------------
                                               6/30/2005          3/31/2005
                                           ------------------ ------------------

 Debt Transactions (1):
 New debt raised                            $              -   $              -
 New debt assumed as part of acquisitions                  -                  -
                                           ------------------ ------------------
 Total new debt                                            -                  -

 Debt retired                                         (4,170)                 -
                                           ------------------ ------------------
 Net debt                                   $         (4,170)  $              -
                                           ================== ==================

 Equity Transactions:
 New common shares issued                                  -                  -
 New common equity raised, net              $              -   $              -




 (1)  Exclude drawings and repayments on our revolving credit facility.

                              PORTFOLIO INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                  PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                   Number of    Number of   Carrying Value of            Investment    Annualized
                                  Properties    Units/Beds  Investment (1)    Percent     per unit    Current Rent  Percent
                                ---------------------------------------------------------------------------------------------
Facility Type:
Independent Living (IL) (2)                 36      10,412         $903,575       55.5%        $86.8       $90,612     56.3%
Assisted Living (AL)                        85       5,636          462,783       28.4%         82.1        44,625     27.7%
Nursing Homes                               61       6,309          218,320       13.4%         34.6        17,042     10.6%
Hospitals (3)                                2         364           43,553        2.7%        119.7         8,700      5.4%
                                ---------------------------------------------------------------------------------------------
                          Total            184      22,721       $1,628,231      100.0%        $71.7      $160,979    100.0%
                                =============================================================================================

Tenant:
Five Star / Sunrise (4)                     31       7,307         $630,162       38.7%        $86.2       $64,333     40.0%
Five Star                                  101       7,906          431,182       26.4%         54.5        33,974     21.1%
Sunrise / Marriott (5)                      14       4,091          325,473       20.0%         79.6        31,197     19.3%
NewSeasons / IBC (6)                        10       1,019           87,641        5.4%         86.0         9,287      5.8%
HealthSouth (3)                              2         364           43,553        2.7%        119.7         8,700      5.4%
Alterra Healthcare Corporation              18         894           61,126        3.8%         68.4         7,136      4.4%
Genesis HealthCare Corporation               1         156           13,007        0.8%         83.4         1,522      1.0%
5 Private Companies (combined)               7         984           36,087        2.2%         36.7         4,830      3.0%
                                ---------------------------------------------------------------------------------------------
                          Total            184      22,721       $1,628,231      100.0%        $71.7      $160,979    100.0%
                                =============================================================================================

(1)  Amounts are before depreciation, but after impairment write downs.
(2)  Properties where the majority of units are independent living apartments are classified as independent living communities.
(3)  Effective  January 2, 2002,  we entered an amended  lease with  HealthSouth  for two  hospitals.  In April 2003, we commenced a lawsuit  against  HealthSouth  seeking,  among other  matters,  to reform the amended lease based upon  HealthSouth's  fraud by increasing the rent payable to us from the date of the amendment  forward.  This litigation is pending at this time. On October
     26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information  as required by the amended lease.  On November 2, 2004,  HealthSouth  brought a new lawsuit  against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth's  request for a preliminary  injunction to prevent the lease termination.  We are currently seeking an expedited judicial  determination that the lease  termination was valid and we are pursuing  damages  against  HealthSouth in the lawsuit which we brought in 2003. We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these  disputes,  HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments  received  against the net cash flow due, but we do not know how long
     HealthSouth may continue to make payments.  On June 27, 2005,  HealthSouth filed at the SEC restated financial data for periods ending December 31, 2003, which show a substantial  negative net worth and a history of substantial  operating  losses. We have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals.
(4)  These 31 properties  are leased to Five Star Quality Care,  Inc., or Five Star,  and 30 are managed by Sunrise  Senior  Living,
     Inc., or Sunrise. Sunrise does not guaranty Five Star's lease obligations.
(5)  Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.
(6)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons
     Assisted Living Communities, Inc., or NewSeasons.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                      OCCUPANCY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------

                                                                   For the Three Months Ended
                                        ----------------------------------------------------------------------------------
                                            6/30/2005       3/31/2005       12/31/2004       9/30/2004        6/30/2004
                                        --------------  --------------   --------------  --------------   --------------
Facility Type:
Independent Living (IL)                           91%             91%              92%             88%              89%
Assisted Living (AL)                              84%             84%              82%             89%              83%
Nursing Homes                                     91%             88%              89%             89%              89%
Hospitals (1)                                      NA              NA               NA              NA               NA


Tenant:
Five Star / Sunrise                               92%             92%              90%             90%              90%
Five Star (2)                                     87%             87%              88%             89%              87%
Sunrise / Marriott                                89%             90%              91%             91%              89%
NewSeasons / IBC                                  81%             79%              79%             80%              78%
HealthSouth (1)                                    NA              NA               NA              NA               NA
Alterra Healthcare Corporation                    84%             84%              85%             82%              81%
Genesis HealthCare Corporation                    96%             96%              96%             97%              97%
5 Private Companies (combined)                    87%             87%              88%             85%              86%

(1)  During 2003,  HealthSouth issued a press release stating that its historical  financial  information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Report 10-K for periods ending  December 31, 2003. The financial and operating data included in  HealthSouth's restated Report 10-K show a substantial  negative net worth and a history of substantial  operating  losses.  Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.
(2)  Includes data for periods prior to our ownership of certain properties included in this lease.


     All tenant operating data presented are based upon the operating  results  provided by our tenants for the indicated  quarterly periods,  or the most recent prior period for which tenant operating results are available to us from our tenants.  We have not independently verified our tenants' operating data.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                    % PRIVATE PAY BY FACILITY TYPE AND TENANT
--------------------------------------------------------------------------------

                                                               For the Three Months Ended
                                     -----------------------------------------------------------------------------
                                        6/30/2005       3/31/2005     12/31/2004       9/30/2004      6/30/2004
                                     -------------   -------------  -------------   -------------  -------------
Facility Type:
Independent Living (IL)                       84%             84%            85%             85%            86%
Assisted Living (AL)                          93%             92%            92%             92%            92%
Nursing Homes                                 26%             18%            22%             20%            20%
Hospitals (1)                                  NA              NA             NA              NA             NA


Tenant:
Five Star / Sunrise                           84%             85%            85%             85%            85%
Five Star (2)                                 42%             41%            43%             35%            34%
Sunrise / Marriott                            81%             80%            81%             82%            81%
NewSeasons / IBC                             100%            100%           100%            100%           100%
HealthSouth (1)                                NA              NA             NA              NA             NA
Alterra Healthcare Corporation                98%             98%            98%             98%            98%
Genesis HealthCare Corporation                23%             23%            23%             21%            24%
5 Private Companies (combined)                24%             24%            24%             25%            25%

(1)  During 2003,  HealthSouth issued a press release stating that its historical  financial  information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Report 10-K for periods ending  December 31, 2003. The financial and operating data included in  HealthSouth's restated Report 10-K show a substantial  negative net worth and a history of substantial  operating  losses.  Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.
(2)  Includes data for periods prior to our ownership of certain properties included in this lease.


     All tenant operating data presented are based upon the operating  results  provided by our tenants for the indicated  quarterly periods,  or the most recent prior period for which tenant operating results are available to us from our tenants.  We have not independently verified our tenants' operating data.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005

                             RENT COVERAGE BY TENANT
--------------------------------------------------------------------------------

                                                                For the Three Months Ended
                                  ---------------------------------------------------------------------------------------
 Tenant                              6/30/2005         3/31/2005       12/31/2004        9/30/2004         6/30/2004
--------------------------------- ----------------  ---------------- ----------------  ---------------  ----------------
Five Star / Sunrise (1)                1.17x             1.14x            1.10x            1.06x             1.12x
Five Star (2)                          1.68x             1.63x            1.77x            1.78x             1.65x
Sunrise / Marriott                     1.25x             1.25x            1.32x            1.26x             1.35x
NewSeasons / IBC                       1.10x             1.11x            1.13x            1.19x             1.12x
HealthSouth (3)                         NA                NA               NA                NA               NA
Alterra Healthcare Corporation         1.80x             1.63x            1.63x            1.58x             1.64x
Genesis HealthCare Corporation         2.03x             1.71x            1.85x            1.92x             2.13x
5 Private companies (combined)         1.89x             1.87x            2.11x            1.87x             1.89x

(1)  Rent coverage is after non-subordinated management fees.
(2)  Includes data for periods prior to our ownership of certain properties included in this lease.
(3)  During 2003,  HealthSouth issued a press release stating that its historical  financial  information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Report 10-K for periods ending  December 31, 2003. The financial and operating data included in  HealthSouth's restated Report 10-K show a substantial  negative net worth and a history of substantial  operating  losses.  Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.


     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods,  or the most recent  prior period for which  tenant  operating  results are  available  to us from our  tenants.  Rent  coverage is calculated as operating cash flow from our tenants' facility  operations,  before subordinated  charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                  June 30, 2005



                     PORTFOLIO LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
                             (dollars in thousands)
                                                               Cumulative %
                           Annualized    % of Annualized      of Annuliazed
                          Current Rent     Current Rent       Current Rent
                       ----------------  ---------------      ----------------
 2005                   $           -             -                 -
 2006                           1,522          1.0%              1.0%
 2007                               -             -              1.0%
 2008                               -             -              1.0%
 2009                               -             -              1.0%
 2010                           1,244          0.8%              1.8%
 2011                               -             -              1.8%
 2012                               -             -              1.8%
 2013                          32,272         21.2%             23.0%
 2014                               -             -             23.0%
 2015 and thereafter          117,241         77.0%            100.0%
                       ---------------   -----------
     Total              $     152,279        100.0%
                       ===============   ===========

       Weighted average remaining
       lease term (in years)                       11.8

(1) Excludes the two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease based upon HealthSouth's fraud by increasing the rent payable to us from the date of the amendment forward. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth's request for a preliminary injunction to prevent the lease termination. We are currently seeking an expedited judicial determination that the lease termination was valid and we are pursuing damages against HealthSouth in the lawsuit which we brought in 2003. We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. On June 27, 2005, HealthSouth filed at the SEC restated financial data for periods ending December 31, 2003, which show a substantial negative net worth and a history of substantial operating losses. We have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals.



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